UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2021

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 9, 2021, the Board of Directors (the “Board”) of DaVita Inc. (the “Company”) adopted resolutions expanding the size of the Board from eight to nine members, and appointed Gregory J. Moore, M.D., Ph.D. as a member of the Board, to fill the newly created vacancy on the Board, in each case effective as of September 9, 2021. The Board also appointed Dr. Moore to serve as a member of the Nominating and Governance Committee and Compliance and Quality Committee of the Board effective as of September 9, 2021.
Dr. Moore will receive the standard compensation and indemnification applicable to all other non-employee directors. We have described our Non-Employee Director Compensation Policy in our Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2021. The form of indemnification agreement we entered into with Dr. Moore is an exhibit to our Current Report on Form 8-K filed with the SEC on December 20, 2006.
No arrangement or understanding exists between Dr. Moore and any other person or persons pursuant to which he was selected as a director. The Company has not been a participant in any transaction since the beginning of its last fiscal year, and is not a participant in any currently proposed transaction, in which Dr. Moore, or any member of his immediate family, had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: September 9, 2021	By:	/s/ Samantha Caldwell
Samantha Caldwell
Corporate Secretary